Exhibit 99.1

EARNINGS RELEASE

CONTACT

Denis J. Duncan

Chief Financial Officer

(615) 732-7492

CapStar Financial Holdings, Inc. Reports First Quarter 2021 Results and Increase in Quarterly Dividend

NASHVILLE, TN, April 22, 2021 GlobeNewswire -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported net income of $11.0 million or $0.50 per diluted share, for the quarter ended March 31, 2021, compared with net income of $1.3 million or $0.07 per diluted share, for the quarter ended March 31, 2020. Annualized return on average assets and return on average tangible equity for the quarter ended March 31, 2021 were 1.45% and 14.85%, respectively.

“CapStar began 2021 with outstanding results,” said Timothy K. Schools, president and chief executive officer. “Our performance reflects the beginning of an improving economy and execution of strategic priorities to enhance our profitability and earnings consistency, accelerate organic growth, maintain sound risk management principles, and develop disciplined capital allocation. With continued dedication to exceptional customer service, our hard-working associates are delivering.  If current trends continue, we are optimistic that 2021 can be an outstanding year for CapStar.  We have more levers than ever before, now serving two dynamic urban markets, three established and stable community markets, and operating several unique specialty businesses.”

“During the quarter, average loans, excluding PPP loans, grew 11.5% annualized; we added Commercial Relationship Managers in both the Knoxville and Nashville metropolitan areas to complement our existing teams; our mortgage, Tri-Net, and SBA businesses showed continued strength; expense discipline led to a record efficiency ratio of 54.08%; and asset quality remained solid with criticized and classified loan levels improving from elevated pandemic levels.  Importantly, we ended the quarter with capital ratios approximately 200 bps higher than the industry median and nearly 30% of our assets in cash and investment securities, of which $391 million was in cash. This positions CapStar favorably, allowing us to expand our business, increase our dividend, and announce a substantial share purchase program that enables us to return excess capital to shareholders at the times we believe our stock is our best investment.”

Profitability

•	Annualized pre-tax pre-provision income to average assets for the three months ended March 31, 2021 was 1.95% compared to 1.63% for the same period in 2020.
•	Annualized return on average assets for the three months ended March 31, 2021 was 1.45% compared to 0.26% for the same period in 2020.
•	Annualized return on average tangible equity for the three months ended March 31, 2021 was 14.85% compared to 2.31% for the same period in 2020.
•

Net interest margin was 3.13% for the three months ended March 31, 2021 compared to 3.50% for the same period in 2020. The decrease was principally the result of excess liquidity, partially offset by the positive impact of PPP loans.

•	The efficiency ratio for the three months ended March 31, 2021 was 54.08% compared to 63.06% for the same period in 2020.

Growth

•

Pre-tax pre-provision earnings for the quarter ended March 31, 2021 totaled $14.8 million, compared to $8.3 million for the quarter ended March 31, 2020. The increase was largely attributable to the acquisitions of The Bank of Waynesboro and The First National Bank of Manchester, along with growth in our mortgage business.

•	Average deposits for the quarter ended March 31, 2021 increased $50.5 million or 7.8% annualized compared to December 31, 2020.
•	Average loans, excluding PPP loans, increased $48.0 million or 11.5% annualized for the quarter ended March 31, 2021 compared to December 31, 2020.
•

Tangible book value per share for the quarter ended March 31, 2021 increased to $13.34 compared to $12.66 for the quarter ended March 31, 2020 and declined 2 cents compared to the quarter ended December 31, 2020.

Soundness

•	The total risk-based capital ratio was 16.29% at March 31, 2021 compared to 13.68% at March 31, 2020.
•

The allowance for loan losses to total loans was 1.23% at March 31, 2021 compared to 1.39% at March 31, 2020. The allowance for loan losses plus the fair value mark on acquired loans to total loans, less PPP loans, was 1.59% at March 31, 2021 compared to 1.61% at March 31, 2020.

•	Non-performing assets to total loans and OREO was 0.30% at March 31, 2021 compared to 0.26% at March 31, 2020.
•	Annualized net charge offs to average loans for the three months ended March 31, 2021 was less than 0.01% compared to 0.01% at March 31, 2020.

Dividend

On April 22, 2021, the board of directors of CapStar approved a quarterly dividend of $0.06 per common share, an increase of 20% from $0.05 in the first quarter 2020, payable on May 26, 2021 to shareholders of record of CapStar’s common stock as of the close of business on May 12, 2021. The increase reflects the Board of Directors’ confidence in CapStar’s near-term and long-term strategy and further underscores its commitment to return value to shareholders.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 11:00 a.m. Central Time on Friday, April 23, 2021. During the call, management will review the first quarter results and operational highlights. Interested parties may listen to the call by dialing (844) 412-1002. The conference ID number is 3558917. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of March 31, 2021, on a consolidated basis, CapStar had total assets of $3.15 billion, total loans of $1.94 billion, total deposits of $2.75 billion, and shareholders’ equity of $343.94 million. Visit www.capstarbank.com for more information.

NON-GAAP MEASURES

This release includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.”

Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

First quarter 2021 Earnings Release

	Three Months Ended
	March 31,
	2021	2020
Interest income:
Loans, including fees	$22,014	$19,738
Securities:
Taxable	1,596	1,174
Tax-exempt	373	321
Federal funds sold	—	—
Restricted equity securities	161	142
Interest-bearing deposits in financial institutions	134	363
Total interest income	24,278	21,738
Interest expense:
Interest-bearing deposits	446	1,901
Savings and money market accounts	313	1,551
Time deposits	931	1,481
Federal funds purchased	—	—
Securities sold under agreements to repurchase	—	—
Federal Home Loan Bank advances	12	144
Subordinated notes	394	—
Total interest expense	2,096	5,077
Net interest income	22,182	16,661
Provision for loan losses	650	7,553
Net interest income after provision for loan losses	21,532	9,108
Noninterest income:
Deposit service charges	1,102	775
Interchange and debit card transaction fees	1,092	724
Mortgage banking	4,716	2,253
Tri-Net	1,143	599
Wealth management	459	407
SBA lending	492	35
Net gain on sale of securities	26	27
Other noninterest income	984	1,054
Total noninterest income	10,014	5,874
Noninterest expense:
Salaries and employee benefits	9,427	8,002
Data processing and software	2,827	1,864
Occupancy	1,108	820
Equipment	899	751
Professional services	704	636
Regulatory fees	257	163
Acquisition related expenses	67	290
Amortization of intangibles	508	386
Other operating	1,616	1,299
Total noninterest expense	17,413	14,211
Income before income taxes	14,133	771
Income tax expense	3,103	(575)
Net income	$11,030	$1,346
Per share information:
Basic net income per share of common stock	$0.50	$0.07
Diluted net income per share of common stock	$0.50	$0.07
Weighted average shares outstanding:
Basic	22,045,501	18,392,913
Diluted	22,076,600	18,443,725

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First quarter 2021 Earnings Release

	Five Quarter Comparison
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Income Statement Data:
Net interest income	$22,182	$22,331	$19,656	$17,675	$16,661
Provision for loan losses	650	184	2,119	1,624	7,553
Net interest income after provision for loan losses	21,532	22,147	17,537	16,051	9,108
Deposit service charges	1,102	964	1,064	691	775
Interchange and debit card transaction fees	1,092	782	936	729	724
Mortgage banking	4,716	5,971	9,686	7,123	2,253
Tri-Net	1,143	1,165	668	1,260	599
Wealth management	459	411	382	374	407
SBA lending	492	916	476	13	35
Net gain on sale of securities	26	51	34	13	27
Other noninterest income	984	1,488	1,558	620	1,054
Total noninterest income	10,014	11,748	14,804	10,823	5,874
Salaries and employee benefits	9,427	11,996	12,949	12,305	8,002
Data processing and software	2,827	2,548	2,353	2,100	1,864
Occupancy	1,108	975	999	797	820
Equipment	899	900	864	680	751
Professional services	704	370	638	581	636
Regulatory fees	257	368	397	333	163
Acquisition related expenses	67	2,105	2,548	448	290
Amortization of intangibles	508	524	539	375	386
Other operating	1,616	1,692	1,452	1,315	1,299
Total noninterest expense	17,413	21,478	22,739	18,934	14,211
Net income before income tax expense	14,133	12,417	9,602	7,940	771
Income tax expense (benefit)	3,103	2,736	2,115	1,759	(575)
Net income	$11,030	$9,681	$7,487	$6,181	$1,346
Weighted average shares - basic	22,045,501	21,960,184	21,948,579	18,307,083	18,392,913
Weighted average shares - diluted	22,076,600	21,978,925	21,960,490	18,320,006	18,443,725
Net income per share, basic	$0.50	$0.44	$0.34	$0.34	$0.07
Net income per share, diluted	0.50	0.44	0.34	0.34	0.07
Balance Sheet Data (at period end):
Cash and cash equivalents	$390,565	$277,439	$455,925	$368,820	$91,450
Securities available-for-sale	474,788	486,215	308,337	223,034	219,213
Securities held-to-maturity	2,401	2,407	2,413	2,699	3,306
Loans held for sale	162,269	179,669	198,603	129,807	186,937
Total loans	1,941,078	1,891,019	1,906,603	1,592,725	1,446,835
Allowance for loan losses	(23,877)	(23,245)	(23,167)	(21,035)	(20,114)
Total assets	3,150,457	2,987,006	3,024,348	2,445,172	2,072,585
Non-interest-bearing deposits	711,606	662,934	716,707	546,974	442,789
Interest-bearing deposits	2,039,595	1,905,067	1,900,835	1,548,592	1,320,920
Federal Home Loan Bank advances and other borrowings	29,455	39,423	39,418	39,464	10,000
Total liabilities	2,806,513	2,643,520	2,690,453	2,163,222	1,796,795
Shareholders' equity	$343,944	$343,486	$333,895	$281,950	$275,790
Total shares of common stock outstanding	22,089,873	21,988,803	21,947,805	18,302,188	18,307,802
Book value per share of common stock	$15.57	$15.62	$15.21	$15.41	$15.06
Tangible book value per share of common stock*	13.34	13.36	12.92	13.02	12.66
Market value per share of common stock	$17.25	$14.75	$9.81	$12.00	$9.89
Capital ratios:
Total risk based capital	16.29%	16.03%	15.96%	16.76%	13.68%
Tier 1 risk based capital	13.79%	13.52%	13.39%	13.76%	12.56%
Common equity tier 1 capital	13.79%	13.52%	13.39%	13.76%	12.56%
Leverage	9.78%	9.60%	9.23%	10.08%	11.23%

_____________________

*This metric is a non-GAAP financial measure.  See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

First quarter 2021 Earnings Release

	Five Quarter Comparison
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Average Balance Sheet Data:
Cash and cash equivalents	$341,092	$427,086	$526,409	$257,709	$114,272
Investment securities	496,035	407,622	323,689	238,762	226,537
Loans held for sale	155,677	165,441	156,123	176,193	180,401
Loans	1,938,532	1,891,202	1,906,449	1,560,626	1,421,256
Assets	3,078,745	3,028,225	3,043,847	2,350,021	2,059,306
Interest bearing deposits	1,986,621	1,909,692	1,957,259	1,519,877	1,411,666
Deposits	2,663,551	2,613,080	2,648,465	2,031,924	1,735,635
Federal Home Loan Bank advances and other borrowings	33,879	39,428	39,431	10,966	20,989
Liabilities	2,728,064	2,687,516	2,722,341	2,068,408	1,780,756
Shareholders' equity	350,681	340,709	321,506	281,614	278,550
Performance Ratios:
Annualized return on average assets	1.45%	1.27%	0.98%	1.06%	0.26%
Annualized return on average equity	12.76%	11.30%	9.26%	8.83%	1.94%
Net interest margin (1)	3.13%	3.12%	2.72%	3.23%	3.50%
Annualized noninterest income to average assets	1.32%	1.54%	1.93%	1.85%	1.15%
Efficiency ratio	54.08%	63.02%	65.99%	66.44%	63.06%
Loans by Type (at period end):
Commercial and industrial	$619,287	$630,775	$648,018	$621,541	$447,311
Commercial real estate - owner occupied	197,758	162,603	164,336	147,682	166,652
Commercial real estate - non-owner occupied	505,252	481,229	480,106	408,402	378,170
Construction and development	170,965	174,859	176,751	117,830	141,087
Consumer real estate	336,496	343,791	350,238	238,696	248,243
Consumer	45,481	44,279	42,104	27,542	27,739
Other	65,839	53,483	45,050	31,032	37,633
Asset Quality Data:
Allowance for loan losses to total loans	1.23%	1.23%	1.22%	1.32%	1.39%
Allowance for loan losses to non-performing loans	446%	483%	787%	705%	550%
Nonaccrual loans	$5,355	$4,817	$2,945	$2,982	$3,658
Troubled debt restructurings	1,914	1,928	1,886	1,228	1,306
Loans - over 89 days past due and accruing	2,720	4,367	541	639	399
Total non-performing loans	5,355	4,817	2,945	2,982	3,658
OREO and repossessed assets	523	523	171	147	147
Total non-performing assets	5,878	5,340	3,116	3,129	3,805
Non-performing loans to total loans	0.28%	0.25%	0.15%	0.19%	0.25%
Non-performing assets to total assets	0.19%	0.18%	0.10%	0.13%	0.18%
Non-performing assets to total loans and OREO	0.30%	0.28%	0.16%	0.20%	0.26%
Annualized net charge-offs (recoveries) to average loans	0.00%	0.02%	0.00%	0.18%	0.01%
Net charge-offs (recoveries)	$18	$106	$(13)	$703	$43
Interest Rates and Yields:
Loans	4.34%	4.48%	4.47%	4.50%	5.10%
Securities (1)	1.80%	1.98%	2.18%	2.73%	3.04%
Total interest-earning assets (1)	3.42%	3.45%	3.41%	3.78%	4.56%
Deposits	0.26%	0.30%	0.67%	0.59%	1.14%
Borrowings and repurchase agreements	4.85%	4.09%	5.14%	3.16%	2.77%
Total interest-bearing liabilities	0.42%	0.49%	0.99%	0.81%	1.43%
Other Information:
Full-time equivalent employees	379	380	403	286	288

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)  Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

First quarter 2021 Earnings Release

	For the Three Months Ended March 31,
	2021			2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,938,532	$20,723	4.34%	$1,421,256	$18,019	5.10%
Loans held for sale	155,677	1,291	3.36%	180,401	1,719	3.83%
Securities:
Taxable investment securities (2)	431,406	1,757	1.63%	181,649	1,316	2.90%
Investment securities exempt from federal income tax (3)	64,629	373	2.92%	44,888	321	3.62%
Total securities	496,035	2,130	1.80%	226,537	1,637	3.04%
Cash balances in other banks	298,722	134	0.18%	96,004	363	1.52%
Funds sold	153	—	1.27%	71	—	2.80%
Total interest-earning assets	2,889,119	24,278	3.42%	1,924,269	21,738	4.56%
Noninterest-earning assets	189,626			135,037
Total assets	$3,078,745			$2,059,306
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$944,651	446	0.19%	$613,855	1,901	1.25%
Savings and money market deposits	583,590	313	0.22%	500,117	1,551	1.25%
Time deposits	458,380	931	0.82%	297,694	1,481	2.00%
Total interest-bearing deposits	1,986,621	1,690	0.35%	1,411,666	4,933	1.41%
Borrowings and repurchase agreements	33,879	406	4.85%	20,989	144	2.77%
Total interest-bearing liabilities	2,020,500	2,096	0.42%	1,432,655	5,077	1.43%
Noninterest-bearing deposits	676,929			323,969
Total funding sources	2,697,429			1,756,624
Noninterest-bearing liabilities	30,635			24,132
Shareholders’ equity	350,681			278,550
Total liabilities and shareholders’ equity	$3,078,745			$2,059,306
Net interest spread (4)			3.00%			3.14%
Net interest income/margin (5)		$22,182	3.13%		$16,661	3.50%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)	Taxable investment securities include restricted equity securities.
(3)	Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)	Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)	Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

First quarter 2021 Earnings Release

	Five Quarter Comparison
	3/31/2021	12/31/20	9/30/20	6/30/20	3/31/20
Operating net income:
Net income	$11,030	$9,681	$7,487	$6,181	$1,346
Add: acquisition related expenses	67	2,105	2,548	448	290
Less: income tax impact of acquisition related expenses	(18)	(550)	(666)	(117)	(76)
Operating net income	$11,079	$11,236	$9,369	$6,512	$1,560

Operating diluted net income per share of common stock:
Operating net income	$11,079	$11,236	$9,369	$6,512	$1,560
Weighted average shares - diluted	22,076,600	21,978,925	21,960,490	18,320,006	18,443,725
Operating diluted net income per share of common stock	$0.50	$0.51	$0.43	$0.36	$0.08

Operating annualized return on average assets:
Operating net income	$11,079	$11,236	$9,369	$6,512	$1,560
Average assets	3,078,745	3,028,225	3,043,847	2,350,021	2,059,306
Operating annualized return on average assets	1.46%	1.48%	1.22%	1.11%	0.30%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$350,681	$340,709	$321,506	$281,614	$278,550
Less: average intangible assets	(49,514)	(50,038)	(50,577)	(43,871)	(44,253)
Average tangible equity	301,167	290,671	270,929	237,743	234,297
Operating net income	$11,079	$11,236	$9,369	$6,512	$1,560
Operating annualized return on average tangible equity	14.92%	15.38%	13.76%	11.02%	2.68%

Operating efficiency ratio:
Total noninterest expense	$17,413	$21,478	$22,739	$18,934	$14,211
Less: acquisition related expenses	(67)	(2,105)	(2,548)	(448)	(290)
Total operating noninterest expense	17,346	19,373	20,191	18,486	13,921
Net interest income	22,182	22,331	19,656	17,675	16,661
Total noninterest income	10,014	11,748	14,804	10,823	5,874
Total revenues	$32,196	$34,079	$34,460	$28,498	$22,535
Operating efficiency ratio:	53.88%	56.85%	58.59%	64.87%	61.78%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$14,133	$12,417	$9,602	$7,940	$771
Add: acquisition related expenses	67	2,105	2,548	448	290
Add: provision for loan losses	650	184	2,119	1,624	7,553
Operating pre-tax pre-provision income	14,850	14,706	14,269	10,012	8,614
Average assets	$3,078,745	$3,028,225	$3,043,847	$2,350,021	$2,059,306
Operating annualized pre-tax pre-provision income to average assets:	1.96%	1.93%	1.86%	1.71%	1.68%

	3/31/2021	12/31/20	9/30/20	6/30/20	3/31/20
Tangible Equity:
Total shareholders' equity	$343,944	$343,486	$333,895	$281,950	$275,790
Less: intangible assets	(49,190)	(49,698)	(50,222)	(43,633)	(44,008)
Tangible equity	$294,754	$293,788	$283,673	$238,317	$231,782

Tangible Book Value per Share of Common Stock:
Tangible common equity	$294,754	$293,788	$283,673	$238,317	$231,782
Total shares of common stock outstanding	22,089,873	21,988,803	21,947,805	18,302,188	18,307,802
Tangible book value per share of common stock	$13.34	$13.36	$12.92	$13.02	$12.66

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

First quarter 2021 Earnings Release

	Five Quarter Comparison
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020
Allowance for loan losses	$23,877	$23,245	$23,167	$21,035	$20,114
Purchase accounting marks	3,615	3,663	4,013	2,790	3,178
Allowance for loan losses and purchase accounting fair value marks	27,492	26,908	27,180	23,825	23,292

Loans	1,941,078	1,891,019	1,906,603	1,592,725	1,446,835
Less: PPP Loans net of deferred fees	210,810	181,601	216,799	213,064	—
Non-PPP Loans	1,730,268	1,709,418	1,689,804	1,379,661	1,446,835

Allowance for loan losses plus fair value marks / Non-PPP Loans	1.59%	1.57%	1.61%	1.73%	1.61%